SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2016

Nexus Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53207	75-3267338
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2911 Park Avenue, Pasay City

Metro Manila, Philippines

Tel. 63-632-886-788

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Plata Resources, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 22,  2016, Plata Resources, Inc., a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company merged with its wholly owned subsidiary, Plata Prime, Inc., a Nevada corporation with no material operations ("Merger Sub" and such merger transaction, the "Merger"). Upon the consummation of the Merger on May 26, 2016, the separate existence of Merger Sub will cease and shareholders of the Company will become shareholders of the surviving company named Nexus Biopharma, Inc.

As permitted by Chapter 92A.180 of Nevada Revised Statutes, the sole purpose of the Merger was to effect a change of the Company's name from Plata Resources, Inc., to Nexus Biopharma, Inc. Upon the filing of Articles of Merger (the “Articles of Merger”) with the Secretary of State of Nevada on May 11, 2016 to effect the Merger, the Company's Articles of Incorporation were deemed amended to reflect the change in the Company's corporate name.

A copy of the Articles of Merger as filed with the Secretary of State of Nevada on May 11, 2016, is attached as Exhibit 2.1. A copy of the Agreement and Plan of Merger dated April 22, 2016, is attached to the Articles of Merger as an exhibit.

The Company's common stock will temporarily remain listed for quotation on OTC Markets under the current symbol “PTAE” until a new symbol is assigned by Financial Industry Regulatory Authority, Inc. (“FINRA”). The Company will publicly announce the new trading symbol when assigned by FINRA and the effective date of the symbol change.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

See Item 1.01 above.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K

Exhibit Number	Description
2.01	Articles of Merger as filed with the Nevada Secretary of State on May 11, 2016.

2.02	Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Nexus Biopharma, Inc.

Dated: May 16, 2016

/s/ Dexter R. Caliso

Name: Dexter R. Caliso

Title: President, Chief Executive Officer, and Director